Consultancy Agreement

This Consultancy Agreement (the "**Agreement**") is entered into this 29th day of February, 2012 (the "Effective Date"), by and between:

Weinberg Dalyo Inc, a corporation incorporated and existing under the laws of the state of New York, USA, whose address is: 21 Sparrow Circle White Plains, NY 10605, USA (the "**Consultant**"), via its principal and sole owner, **Mr. Dov Weinberg**, (the "**Principal**"), and **MabCure Inc.**, a Nevada corporation, (the "**Company**")

Whereas the Company is engaged in the development, marketing, licensing and other forms of commercialization of innovative technologies, methods and devices in the field of cancer detection and therapy; and

Whereas the Company wishes to retain the Consultant to provide the Services (as defined below), and the Consultant agrees to provide such Services to the Company solely via the Principal, under the terms and conditions of this Agreement

Now, therefore, the parties have agreed as follows:

1 **Consultancy Agreement**

1.1 The preamble hereto and the appendices attached hereto form integral and binding parts of this Agreement

1.2 The parties confirm that as of March 1st, 2012 (the "**Commencement Date**"), the Consultant shall provide the Company with the consulting services as set out in **Appendix A** hereto (the "**Services**"). The scope of Services may be revised as shall be mutually determined between the parties from time to time

1.3 The Principal shall report directly to the Company's CEO (the "**Supervisor**")

1.4 The Consultant will provide the Services solely via the Principal The Consultant agrees to cause the Principal to dedicate his time (to the extent agreed upon between the parties), experience, talent, expertise and knowledge to the Company, and to fulfill the Services in a loyal and dedicated manner, and in accordance with the Company's policies and codes, and the instructions of the Supervisor

1.5 During the period of this Agreement, neither the Consultant nor the Principal shall engage in any professional activity, commercial or otherwise, which might intrude upon the Services in terms of time schedule or which might create a conflict of interest

1.6 Neither the Consultant nor the Principal is authorized to obligate and/or bind the Company and/or its affiliates and/or representatives in any way and/or create any commitments on their behalf, except as expressly authorized in writing by the Supervisor

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1.7 All reasonable procedures and directives of the Company applicable to work behavior, discipline etc., will have a binding effect on the Consultant and the Principal; provided, however, that such policies have been brought to the Consultant's and the Principal's attention in advance.

1.8 The amount and details of the Remuneration (as detailed below) and other benefits will be publicly disclosed by the Company in accordance with applicable securities laws and regulations.

1.9 The Consultant is an independent contractor. The parties do not intend, and this Agreement and the performance hereunder shall not be construed to give effect to an employment relationship, partnership, joint venture or agency relationship between the Consultant and the Company, and/or between the Principal and the Company.

1.10 The Consultant and the Principal acknowledge that the Company is a public company, and they agree to abide by and comply with all securities laws, regulations and rules, and all stock exchange rules and policies, as may be applicable from time to time.

2. **Remuneration**

In consideration of the provision of the Services, and all other obligations of the Consultant and the Principal hereunder, the Company will pay to the Consultant a gross monthly fee and additional remunerations set forth below:

2.1 Gross Monthly Fee: The gross monthly fee due to the Consultant for the Services rendered will be US $ 5,000 per month (the "**Fee**"). The Fee will be payable until the 7th of each month for the previous month.

The Consultant will bear and pay the Principal's salary and any and all other payments, taxes, social security payments, social benefits and other obligatory payments due to the Principal according to applicable laws and regulations, which arise as a result of the performance of the Services.

The Company shall withhold taxes as required by applicable law, if required.

2.2 Expenses: The Consultant shall be reimbursed for reasonable out of pocket expenditures incurred by it and/or by the Principal in connection with the performance of the Services, subject to prior written approval of the Company. Reimbursement shall be made upon submission of an expense report accompanied by invoices.

2.3 Options: The management of the Company shall recommend to the Board of Directors to grant the Consultant 200,000 options to purchase 200,000 ordinary shares of the Company, at an exercise price equal to the fair market value of the Company's shares on the date of grant, subject to the terms of the then-in-effect Company's Option Plan and the execution of an Option Agreement between the Consultant and the Company

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The Options shall vest over a three year period, with one-third of the Options vesting on the first anniversary of the Commencement Date, one-third vesting on the second anniversary of the Commencement Date, and one-third vesting on the third anniversary of the Commencement Date, provided that this Agreement is in effect and the Principal is providing the Services to the Company on the applicable vesting dates

2.4 Performance Bonus: The Consultant shall be eligible to receive a performance bonus per the determination of the Supervisor, which determination shall be made in the absolute discretion of the Supervisor

2.5 The parties confirm that the Remuneration detailed in this Section 2 above is the full and exclusive consideration due to the Consultant and/or the Principal hereunder

2.6 Should the Consultant and/or the Principal, or any other party on its/his behalf, present any claim against the Company, whether based upon an allegation of the existence of an employee-employer relationship or otherwise, each of the Consultant and the Principal undertakes to indemnify and hold the Company harmless from and against such claims The Company may offset any sum it may owe the Consultant or the Principal against such claims

3 **Secrecy and other Intellectual Property Issues**

Each of the Consultant and the Principal undertakes to execute and abide by the terms and provisions of the Secrecy and Intellectual Property Undertaking as attached hereto as **Appendix B**

4 **Period of the Agreement**

4.1 This Agreement is made for an undefined term Each Party may, at any time, terminate this Agreement: (i) by providing the other party with a 60- day prior written notice; or (ii) immediately if termination is made for cause

Notwithstanding the sixty-day notice period, the Company shall have the right to terminate the Agreement immediately; provided however that if the termination is not for cause, it shall pay to the Consultant on the effective date of termination the entire Fee due for the unused portion of the notice period

4.2 The term **"cause"** in this Agreement shall be defined as: (a) a material breach of agreement which has not been remedied within 14 days of written notice, (b) breach of confidence, loyalty or unauthorized disclosure or use of the Company's or third parties intellectual properties, (c) serious and continuing breach of work behavior rules by the Consultant and/or the Principal, (d) continuing and unjustified refusal to carry out work assignments, (e) self-dealing, embezzlement or misappropriation of the Company's property or serious damage to the Company's property which is intentionally caused, (f) gross negligence or misconduct, (g) criminal behavior as determined by a court of law except as for traffic violations

4.3 The termination of this Agreement is without liability of the Company for any claims or

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payments beyond those earned or accrued in the course of the Services hereunder; and each of the Consultant and the Principal hereby waives any and all such claims against the Company and any entity or representative associated with them and any other third party.

5. **Limitation of Liability**

5.1 Subject to and without derogating from Section 2.6 above, neither party shall be liable hereunder for any indirect, special, or consequential losses or damages of any kind or nature whatsoever, including lost profits, regardless of whether arising from breach of contract, warranty, tort, strict liability or otherwise, even if advised of the possibility of such loss or damage, or if such loss or damage could have been reasonably foreseen.

5.2 IN NO EVENT SHALL THE COMPANY BE LIABLE TO THE CONSULTANT AND/OR TO THE PRINCIPAL FOR ANY CLAIM OR CLAIMS ARISING OUT OF THIS AGREEMENT IN AN AMOUNT EXCEEDING THE TOTAL MONETARY OBLIGATION OF THE COMPANY TO THE CONSULTANT REMAINING UNDER THIS AGREEMENT FROM TIME TO TIME.

6. **General Provisions**

6.1 This Agreement forms the complete and exclusive agreement between the parties as to its subject matter; and it cancels any prior verbal or written agreement related thereto. Any change to this Agreement requires a duly signed document.

6.2 Any notice sent by one party to the other by registered mail will be deemed to have been received on the 3 business day after the day of mailing. Fax and electronic messages will be deemed to have been received on the business day following the day of transmission.

6.3 The failure or delay of either party to require the performance of any term under this Agreement, or the waiver by either party of any breach under this Agreement, shall not prevent subsequent enforcement of such terms, nor be deemed a waiver of any subsequent or prolonged breach.

6.4 This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law provisions thereof.

In Witness hereof, the parties sign and execute this Agreement as of the Effective Date

Mabcure Inc.

Weinberg Dalyo Inc

Confirmation:

I, the undersigned, being the above referenced Principal pursuant to the above Agreement, hereby confirm and undertake towards the Company with respect to all of the undertakings and representations of the Consultant and the Principal as detailed in the above Agreement

____
Dov Weinberg

Date of signature as of the Effective Date

3/1/2012

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APPENDIX A
SERVICES DESCRIPTION

Pursuant to Section 2 to the Agreement, the Services provided by the Consultant solely via the Principal shall include the Principal serving as Company's Chief Financial Officer ("CFO") and providing the Company with the following:

-Interaction with the Company Auditors, lawyers and bookkeepers;

- Review and validation of the Company's valuation model and business plan;

- Preparation and Presentation of the Company's financial statements in accordance with US GAAP and applicable securities laws and regulations;

- Preparation of the Company's internal current, periodic and annual reports pursuant to applicable securities laws and regulations; The reports will be presented to the auditors for review or audit

-Negotiations with the company's vendors and consultants in the USA and abroad;

- Introductions and negotiations with prospective investors (VC'S, Hedge Funds, high network individuals etc.);

- Introductions and negotiations with M&A firms congruent with the Company's exit strategy

The Consultant and the Principal shall report to the Supervisor and shall work with other employees of the company's shall be required and requested by the Supervisor

The Company may disclose, verbally and in writing, the engagement of the Consultant by the Company, and it may refer third parties to the Consultant and/or the Principal who request its/his opinion with regard to the Company's activities, its technology and products – subject to prior coordination and within reasonable bounds

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APPENDIX B

SECRECY AND INTELLECTUAL PROPERTY UNDERTAKING

1 In this **Appendix B** below, the term "**Group**" shall mean the Company and its subsidiaries and affiliates as now existing and as may exist in the future

2 Any invention, technology, system, product, component, software, copyright, process and the like related to the business of the Group (collectively referred to as "**Knowhow**"), whether patentable or patented or not and whether subject to any other legal protection or not, arising out of the Services or others' work for the Group, shall be the exclusive property of the Group. The Consultant and/or the Principal will promptly submit to the Company full details related to the Knowhow; and will execute patent applications and assignments as may be requested by the Company (whether during or after the term of this Agreement) to confirm and register the Group's ownership thereof It is hereby clarified, that the Consultant's and/or the Principal's obligations as specified in this section above shall be valid only regarding Knowhow which has been created or discovered during the term of provision of the Services to the Company

3 Any and all information known to the Consultant and/or the Principal due to the provision of the Services to the Company, which constitutes, or is directly related to trade secrets, commercial relations, actual and potential clients and suppliers, technology and products, and any other information of a proprietary or confidential nature, of the Group, will hereinafter be together referred to as "**Information**" Information may include commercial, technical, marketing, financial, administrative and management subjects. The Information and any part thereof are and shall be the exclusive property of the Group

4 Neither the Consultant nor the Principal will make any unauthorized use of any part of the Information, nor disclose or make such Information available to any third party, unless required by judicial or governmental authority The Consultant and the Principal shall be obligated to notify the Company of the requirement to so disclose such Information as soon as such demand is made upon either of them

5 Each of the Consultant and the Principal recognizes that the Company received and will receive confidential or proprietary information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes At all times, both during the term of provision of the Services to the Company and after its termination, each of the Consultant and the Principal undertakes to keep and hold all such information in strict confidence and trust, and will not use or disclose any of such information without the prior written consent of the Company, except as may be necessary to perform the Service and consistent with the Company's agreement with such third party. Upon termination of this Agreement, each of the Consultant and the Principal shall act with respect to such information as set forth in Section 7 hereunder

6 The foregoing provisions will survive the termination of this Agreement However, these provisions shall not apply to Information which is in the public domain or

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becomes in the public domain through no wrongful doing of either the Consultant and/or the Principal, which may have been lawfully received from a third party not bound by confidentiality to the Company, or has already been known to the Consultant and/or the Principal not due to their Services provided to the Company

7 Upon termination of the Services hereunder, each of the Consultant and the Principal shall immediately return to the Group all materials of any kind (whether in written or electronic form, computer files or otherwise) concerning the Information, including all copies thereof, and shall delete, permanently erase and not retain any copies of such materials in any format

8. Without prejudice to the generality of the foregoing, each of the Consultant and the Principal agrees that during the period of this Agreement plus a period of 12 moths after the termination - for any reason - of the Services it/he will not, directly or indirectly, for its/his own account or for the account of others (including without limitation as a stockholder, director, officer, investor, partner, employee, sole proprietor, independent contractor or consultant), do or participate or assist or allow to do any of the following:

(a) engage in any business in direct competition with the business of the Company (engaging in the same business of the subsidiaries or affiliates of the Company or other entities of the Group, in which the Consultant was not involved, and to which the Consultant was not exposed in any way due to the Services in the Company, is permitted, and shall not be deemed to constitute a direct competition)

(b) Request or advise any past, present or future business associate of the Group to decrease or cancel their business with the Group

(c) Cause any employee of the Group to terminate the employee's employment with the Group or to work for the Consultant and/or the Principal or for any party associated with either of them

The parties confirm that during the term of Services hereunder, either the Consultant or the Principal are more than likely to be exposed to the Information of the Group; and that any activity as forbidden under subsections (a), (b) and (c) above is bound to breach the rights of the Company in connection with such Information; and therefore the parties agree that the above period is intended to ensure such rights of the Group

9 The Consultant and the Principal confirm that they do not bring and were not required to bring to the Group any proprietary materials of third parties, and that the they are under no restrictions relevant to the fulfillment and provision of the Services to the Company, whether by virtue of former employment, business dealings or otherwise

10. Each of the Consultant and the Principal recognizes and agrees that it/he has no expectation of privacy with respect to the Group's networks, telecommunications systems or information processing systems (including, without limitation, stored computer files, electronic mail messages and voice messages), and that their activity and any files or messages on or using any of those systems may be monitored at any time by the Group without notice

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11 Each of the Consultant and the Principal acknowledges and agrees that a breach of any material provision of this **Appendix B** might cause the Group substantial and irreparable harm.

In Witness hereof the parties sign and execute this Appendix B as of the Effective Date

Mabcure **Weinberg Dalyo Inc**

Confirmation:

I, the undersigned, being the above referenced Principal pursuant to the above Agreement, hereby confirm and undertake towards the Company with respect to all of the undertakings and representations of the Consultant and the Principal as detailed in the above Appendix B

Dov Weinberg

Date of signature as of the Effective Date

3/1/2012